UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On March 31, 2025, Unitil Corporation, a New Hampshire corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Avangrid Enterprises, Inc., a Maine corporation (Seller).

Neither the Company nor any of its controlled affiliates has any material relationship with Seller, other than with respect to the Purchase Agreement.

The following is a brief summary of the material terms and conditions of the Purchase Agreement:

•

Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Company agreed to acquire all of the issued and outstanding shares of capital stock of Maine Natural Gas Company, a Maine corporation (“Maine Natural”), from the Seller (the “Acquisition”).

•	The Company’s aggregate purchase price for the shares of capital stock of Maine Natural is $86.0 million in cash, which amount is subject to certain adjustments as provided in the Purchase Agreement.

•	The Purchase Agreement does not include an escrow or holdback mechanism.

•

The Seller has made customary representations, warranties, and covenants for a transaction of this type. The Seller’s representations and warranties generally survive for 15 months after the closing of the Acquisition, subject to certain exceptions. The Seller’s covenants include not soliciting other acquisition proposals.

•	The Company has made customary representations, warranties, and covenants for a transaction of this type.

•

The obligation of the Seller to consummate the Acquisition is subject to closing conditions, including (i) receipt of an order of the Maine Public Utilities Commission granting all approvals and authorizations required by the Maine Public Utility Code and regulations promulgated by the Maine Public Utilities Commission for the transaction contemplated by the Purchase Agreement (the “MPUC Order”) and (ii) other customary closing conditions for a transaction of this type.

•

The obligation of the Company to consummate the Acquisition is subject to closing conditions, including (i) receipt of the MPUC Order and (ii) other customary closing conditions for a transaction of this type.

•

Seller will indemnify the Company, its affiliates, and their respective representatives for any and all losses based upon (i) any breach of Seller’s representations and warranties contained in the Purchase Agreement (generally subject to a $10,000 claim threshold, a $350,000 basket, a $175,000 deductible, and a $12,130,000 cap), (ii) any breach of any covenant, agreement or obligation to be performed by Seller pursuant to the Purchase Agreement, and (iii) certain other matters.

•

The Company will indemnify the Seller, its affiliates, and their respective representatives for any and all losses based upon (i) any breach of the Company’s representations and warranties contained in the Purchase Agreement (generally subject to a $10,000 claim threshold, a $350,000 basket, a $175,000 deductible, and a $12,130,000 cap), (ii) any breach of any covenant, agreement or obligation to be performed by the Company pursuant to the Purchase Agreement, and (iii) certain other matters.

•	The Purchase Agreement includes customary termination provisions for a transaction of this type.

The Company expects the transaction to close by the end of 2025. The Company has obtained committed debt financing from The Bank of Nova Scotia to fund the purchase price.

Maine Natural is a natural gas utility that serves customers in certain communities in Maine.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1.

The Purchase Agreement has been included to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any factual information about the Company or Maine Natural. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to limitations agreed upon by the parties to the Purchase Agreement, including being qualified by information in confidential disclosure schedules delivered by the parties to the Purchase Agreement in connection with the execution of the Purchase Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Purchase Agreement. Moreover, the representations and warranties contained in the Purchase Agreement generally were made for the purpose of allocating contractual risk among the parties to the Purchase Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Purchase Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Maine Natural or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Purchase Agreement may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guaranty

On March 31, 2025, the Company entered into a Guaranty (the “Guaranty”) between the Company and Avangrid Networks, Inc., a Maine corporation (“Avangrid Networks”).

Neither the Company nor any of its controlled affiliates has any material relationship with Avangrid Networks, other than with respect to the Guaranty and other customary utility relationships.

Pursuant to, and subject to the terms and conditions of, the Guaranty, Avangrid Networks guarantees the payment of Seller’s payment obligations under the Purchase Agreement.

Debt Commitment Letter

On March 31, 2025, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) between the Company and The Bank of Nova Scotia.

Neither the Company nor any of its controlled affiliates has any material relationship with The Bank of Nova Scotia, other than with respect to (i) the Debt Commitment Letter, (ii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the Acquisition, (iii) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, a Maine corporation, (iv) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (v) other customary banking and investment banking relationships.

Pursuant to, and subject to the terms and conditions of, the Debt Commitment Letter, The Bank of Nova Scotia has committed to provide a $86.0 million senior unsecured delayed-draw term loan facility. If the Company draws on the facility, then the proceeds of the facility will be used (i) to pay (a) a portion of the consideration for the Acquisition and (b) fees, costs and expenses in connection with the consummation of the Acquisition and the closing of the facility and (ii) for general corporate purposes. The facility will have a maturity date of the first anniversary of the closing of the Acquisition. The debt commitment letter provides that the Company has an option for determining whether interest on loans under the facility will bear interest based on a base rate or based on the Secured Overnight Financing Rate (SOFR).

The debt commitment letter includes customary closing conditions, events of default, representations, warranties, and covenants for a transaction of its type. The debt commitment letter also includes covenants relating to (i) mandatory prepayments upon certain events and (ii) maintaining a 65% debt to capitalization ratio (tested quarterly on a consolidated basis).

Forward-Looking Statements

This Form 8-K contains forward-looking statements. All statements, other than statements of historical fact, included in this Form 8-K are forward-looking statements. Forward-looking statements include declarations regarding the Company’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the ability of the parties to consummate the proposed purchase of Maine Natural in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Acquisition, including the ability to secure regulatory approvals; the Company’s ability to successfully complete its anticipated debt financing arrangements; the Company’s ability to successfully integrate Maine Natural; the Company’s ability to retain Maine Natural’s employees; the Company’s ability to make Maine Natural accretive to the Company’s earnings; the Company’s and Maine Natural’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and the Company’s and Maine Natural’s ability to recover energy commodity costs in their rates; customers’ preferred energy sources; severe storms and the Company’s and Maine Natural’s ability to recover storm costs in their rates; general economic conditions; variations in weather; long-term global climate change; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; the Company’s and Maine Natural’s ability to retain their existing customers and attract new customers; increased competition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date they are made. The Company undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 under the headings “Debt Commitment Letter” and “Forward-Looking Statements” is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On April 1, 2025, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference (1)

2.1*	Stock Purchase Agreement between Unitil Corporation and Avangrid Enterprises, Inc. dated March 31, 2025	Filed herewith

99.1	Press release dated April 1, 2025	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

*

Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Schedules (as such term is defined in the Stock Purchase Agreement), (ii) the Transition Services Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the Allocation Schedule (as such term is defined in the Stock Purchase Agreement), and (iv) the Target Working Capital (as such term is defined in the Stock Purchase Agreement). Unitil Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission or its staff.

(1)

The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	April 4, 2025